As filed with the Securities and Exchange Commission on August 23, 2010

Registration No. 333-139369

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DOUBLE-TAKE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of	20-0230046
incorporation or Organization)	(I.R.S. Employer Identification No.)

257 Turnpike Road
Southborough, Massachusetts,	01772
(Address of Principal Executive Offices)	(Zip Code)
1996 EMPLOYEES STOCK OPTION PLAN OF NETWORK SPECIALISTS, INC.
NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN OF NETWORK SPECIALISTS, INC.
2003 EMPLOYEES STOCK OPTION PLAN OF NETWORK SPECIALISTS, INCORPORATED
DOUBLE-TAKE SOFTWARE 2006 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
Nicolaas Vlok
President and Chief Executive Officer
Double-Take Software, Inc.
257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772
(Telephone number, including area code, of agent for service)
Copy to:
Michael J. Silver
William I. Intner
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
(410) 659-2700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 to Form S-8 relates to the Registration Statement on Form S-8 (333-139369), filed with the Securities and Exchange Commission on December 15, 2006 (the “Registration Statement”) by Double-Take Software, Inc., a Delaware corporation (the “Company”), relating to 5,517,620 shares of the Company’s common stock, par value $0.001 per share, reserved for issuance under the Company’s 1996 Employees Stock Option Plan of Network Specialists, Inc., Non-Executive Director Stock Option Plan Of Network Specialists, Inc., 2003 Employees Stock Option Plan Of Network Specialists, Incorporated and the Double-Take Software 2006 Omnibus Incentive Plan.
On July 23, 2010, pursuant to an Agreement and Plan of Merger dated May 17, 2010, by and among the Company, Vision Solutions, Inc., a Delaware corporation (“Vision”) and HA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Vision (“Purchaser”), Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Vision.
As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, state of California, on August 11, 2010.

DOUBLE-TAKE SOFTWARE, INC.
By:	/s/ Nicolaas Vlok
	Name:	Nicolaas Vlok
	Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated, as of August 11, 2010

Signature	Title	Date

/s/ Nicolaas Vlok	President and Chief Executive Officer	August 11, 2010
Nicolaas Vlok	(Principal Executive Officer)

/s/ Don Scott	Chief Financial Officer	August 11, 2010
Don Scott	(Principal Financial Officer and Principal Accounting Officer)

/s/ Marcel Bernard	Director	August 11, 2010
Marcel Bernard

/s/ Scott Crabill	Director	August 11, 2010
Scott Crabill

/s/ Seth Boro	Director	August 11, 2010
Seth Boro